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                                                                   Exhibit 10.28

                                    ACKNOWLEDGMENT

          Acknowledgment (this "ACKNOWLEDGMENT") dated as of November 20, 1998 by Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation, "NORTHWEST") as successor to Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation, the "COMPANY"), under the First Amended and Restated Common Stock Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of September 9, 1994 by and among Alfred A. Checchi, the A Trust created pursuant to a trust agreement dated May 23, 1984 with Gary L. Wilson as trustee, the K Trust created pursuant to a trust agreement dated May 23, 1984 with Gary L. Wilson as trustee, the Trust created pursuant to a trust agreement dated September 9, 1985 with Gary L. Wilson as trustee; Gary L. Wilson, Derek M. Wilson, Christopher D. Wilson; Frederic V. Malek, Frederic W. Malek, Michelle
A. Malek; Bright Star Investments Limited and its affiliate Paracor Finance Inc., formerly Wings Acquisition Investor Limited; Bankers Trust New York Corporation; Koninklijke Luchtvaart Maatschappij N.V.; Richard C. Blum & Associates - NWA Partners, L.P.; the Air Line Pilots Association, International, the International Association of Machinists and Aerospace Workers, the International Brotherhood of Teamsters, the Transport Workers Union of America, the Airline Technical Support Association, the Northwest Airlines Meteorologists Association; the trusts and separate arrangements that are signatories to this Agreement; and the Company.

                                 W I T N E S S E T H


          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January 25, 1998 (as amended and restated on October 30, 1998, the "MERGER AGREEMENT") among the Company, Northwest and Newbridge Merger Corporation, a wholly owned subsidiary of Northwest, Newbridge Merger Corporation will merge with and into the Company (the "MERGER"), with the Company as the surviving corporation, in accordance with Section 251(g) of the General Corporation Law of the State of Delaware; and

          WHEREAS, following the effective time of the Merger, the Company will be a wholly owned subsidiary of Northwest;

          NOW, THEREFORE, Northwest hereby agrees to the following:

          1.   ACKNOWLEDGMENT.     Northwest hereby acknowledges that it has
unconditionally undertaken, assumed and agreed to perform and discharge when due, to the extent not heretofore performed or discharged, all of the liabilities and obligations of the Company arising out of the Registration Rights Agreement. Northwest further agrees that from and after the effective time of the Merger all references to the "Company" in the Registration Rights Agreement (other than those references which relate a time period prior to the effectiveness of the Merger) shall mean Northwest. This Acknowledgment shall be binding upon

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Northwest, its successors and assigns and shall inure to the benefit of each of the parties to the Registration Rights Agreement.

          2.  NOTICES.     All notices, requests, demands and other
communications which are required or may be given under the Registration Rights Agreement to the Company shall be delivered to Northwest at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, attention, Executive Vice President, General Counsel and Secretary, fax (612) 726-7123.

          3.  SEVERABILITY.   In the event that any one or more of the
provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that this Acknowledgment shall be enforceable by the parties to the Registration Rights Agreement to the fullest extent permitted by law.

          4. GOVERNING LAW. This Acknowledgment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Acknowledgment hereby agree to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Acknowledgment.

          IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment or caused this Acknowledgment to be executed on its behalf as of the date first written above.

                              NORTHWEST AIRLINES CORPORATION



                              By:  /s/ Douglas M. Steenland
                                 -------------------------------------------
                                   Name:     Douglas M. Steenland
                                   Title:    Executive Vice President,
                                             General Counsel and Secretary